EXHIBIT 99.1
ATWOOD OCEANICS, INC. AND SUBSIDIARIES FLEET STATUS REPORT
AS OF JULY 1, 2009

As used herein, “we”, “us”, and “our” refers to Atwood Oceanics, Inc. and its subsidiaries, except where the context indicates otherwise.  Statements contained in this Fleet Status Report, including information regarding our estimated rig availability, contract duration, future dayrates, future daily operating costs, future effective tax rates, customer or contract status are forward-looking statements.  These statements reflect management's reasonable judgment with respect to future events.  Forward-looking statements involve risks and uncertainties.  Actual results could differ materially from those anticipated as a result of various factors including: our dependence on the oil and gas industry; the risks involved in upgrade, repair and construction of our rigs; competition; operating risks; risks involved in foreign operations; risks associated with possible disruptions in operations due to terrorism; risks associated with a possible disruption in operations due to the war with Iraq and governmental regulations and environmental matters.  A list of additional risk factors can be found in our annual report on Form 10-K for the year ended September 30, 2008, filed with the Securities and Exchange Commission.  All information in this Fleet Status Report is as of the date indicated above.  We undertake no duty to update the content of this Fleet Status Report or any forward-looking statement contained herein to conform the statement to actual results or to reflect changes in our expectations.

RIG NAME	RATED WATER DEPTH	LOCATION	CUSTOMER	ESTIMATED CONTRACT END DATE	ESTIMATED CONTRACT DAYRATE	UNAUDITED AVERAGE PER DAY OPERATING COSTS (NOT INCLUDING TAX) FOR THE THREE MONTHS ENDED MAY 31, 2009/MONTH ENDED MAY 31, 2009 ONLY	ADDITIONAL COMMENTS
SEMISUBMERSIBLES:
ATWOOD EAGLE	5000’	Australia	WOODSIDE ENERGY LTD (“WOODSIDE”)	FIRM WORK – (2 years) June 2010	Approximately $405,000	$136,000/$139,000	A portion of the dayrate is subject to some change due to currency exchange rate variance.
		Australia	BHP BILLITON PETROLEUM	FIRM WORK – (One well deferred from previous drilling program which is expected to be drilled during the first quarter of fiscal year 2010.)	Approximately $170,000 for 35 days and $465,000 thereafter until completion.	N/A
		Australia	CHEVRON AUSTRALIA PTY. LTD. (“CHEVRON”)	FIRM WORK – (Until new semisubmersible arrives in Australia) February/March 2011	$430,000/$450,000	N/A	Subject to change due to cost escalation provisions in the contract.
		Australia	CHEVRON	OPTION WORK – Has option to continue to use rig for a mutually agreed term after the new semisubmersible arrives in Australia.	$405,000/$425,000	N/A	Subject to change due to cost escalation provisions in the contract.
		TBD	N/A	N/A	N/A	N/A	The rig could incur ten (10) zero rate days in the first quarter of 2011 for regulatory inspections.
ATWOOD HUNTER	5,000’	Eastern Mediterranean Sea	NOBLE ENERGY, INC. (“NOBLE”)	FIRM WORK - July 2009	$511,000 plus approximately $15,800 of amortizing revenues per day	$97,000/$95,000	Subject to change due to cost escalation provisions in the contract.
		Mobilizing to Ghana	KOSMOS ENERGY GHANA HC (“KOSMOS”)	FIRM WORK - September 2009 (Estimated to take 55 days)	$460,000	N/A	Subject to change due to cost escalation provisions in the contract.
		Ghana	KOSMOS	FIRM WORK - June 2010 (Estimated to take 270 days)	$538,000	N/A	Subject to change due to cost escalation provisions in the contract.
		Other West Africa Designated Areas	NOBLE/KOSMOS	FIRM WORK - October/November 2012	$538,000 to $545,000 while operating and $460,000 during all mobilization periods	N/A	Subject to change due to cost escalation provisions in the contract.
		TBD	N/A	N/A	N/A	N/A
The rig will undergo required inspections during the fourth quarter which could take ten (10) days to complete and reduces the rig’s revenue for the quarter by $4.6 million or earnings per share impact of $0.07.

ATWOOD FALCON	5,000’	Malaysia	SARAWAK SHELL BERHAD (“SHELL”)	FIRM WORK – August 2009	$160,000/ plus approximately $28,000 of amortized per day revenue	$70,000/$57,000
		Malaysia	SHELL	FIRM WORK – August 2011 (Two years from completion of current firm work which is expected to be August 2009)	$425,000/plus approximately $4,000 of amortized per day revenues		Subject to change due to cost escalation provisions in the contract.
ATWOOD SOUTHERN CROSS	2,000’		NONE	FIRM WORK – NONE	NONE	$55,000/$78,000	Contract opportunities are currently being pursued.
	TBD	N/A	N/A	N/A	N/A	N/A	The rig could incur ten (10) zero rate days in the fourth quarter of fiscal year 2010 for regulatory inspections.
ATWOOD OSPREY	6,000’	Under construction in Singapore with Delivery Expected in early 2011 at which time the rig will be mobilized to Australia.	CHEVRON AUSTRALIA PTY. LTD.	FIRM WORK – Early 2014 if three-year commitment or early 2017 if six-year commitments. (Contract provides for a commitment of three years with option to extend to six years at time of delivery of rig)	$470,000 (if three-year commitment) $450,000 (if six-year commitment)	N/A	Subject to change due to cost escalation provisions in the contract.
CANTILEVER JACK-UPS:
ATWOOD BEACON	400’	India	GUJARAT STATE PETROLEUM CORPORATION LTD (“GSPC”)	FIRM WORK – Completion of current well in progress. Currently, the rig has no contractual commitments following completion of its current well (Estimated July 2009).	$133,500	$49,000/$53,000	If no contract is secured by the time the rig completes its current contract, the rig will be “ready stacked” in India.
VICKSBURG	300’	Thailand	NONE	NONE	NONE	$48,000/$44,000

The rig is currently in a shipyard in Thailand undergoing a life enhancing upgrade estimated to cost around $8 million which is estimated to take up to eight weeks to complete.  If no contract opportunity is secured by the time this upgrade is complete, the rig will be “ready stacked” in Thailand.

ATWOOD AURORA	350’		RWE DEA NILE GmbH (“RWE”)	FIRM WORK – April 2011	$133,000 less approximately $1,500 per day amortized reduction due to certain mobilization costs.	N/A/$70,000	Subject to change due to cost escalation provisions in the contract.
		Egypt	RWE	OPTIONS – (1 Year)	TBD	N/A
SEMISUBMERSIBLE TENDER ASSIST UNIT:
SEAHAWK	1,800’	Equatorial Guinea	AMERADA HESS EQUATORIAL GUINEA, INC. (“HESS”)	FIRM WORK – March 2010	$85,000	$67,000/$73,000	Contract provides for dayrate increases based upon certain cost escalations as well as an approximately $15,000 per day reduction during periods when the rig is being relocated to a new drilling site.
		Equatorial Guinea	HESS	OPTIONS – (1 six-month option) September 2010	$85,000	N/A	Dayrate subject to increase due to contract cost escalations.
SUBMERSIBLE:
RICHMOND	70’	US Gulf of Mexico	NONE	FIRM WORK – NONE	NONE	$38,000/$35,000	Contract opportunities are currently being pursued.
		US Gulf of Mexico	N/A	N/A	N/A	N/A	The rig could incur ten (10) zero rate days in the third quarter of fiscal year 2010 for regulatory inspections.

NOTES –

1)                      EXPECTED TAX RATE –
Virtually all of the Company’s tax provision relates to taxes in foreign jurisdictions.  Working in foreign jurisdictions with nontaxable or deemed profit tax systems contribute to the effective tax rate being significantly less than the United States statutory rate.  We currently expect our effective tax rate for fiscal year 2009 to be between 17% and 19%.

2)      OTHER DRILLING COSTS IN ADDITION TO THE ABOVE RIG COSTS -
Estimated Average Per Day for the Three Months ended May 2009                                                                                                                                $24,000